Exhibit 10.28

FINAL

ALLY FINANCIAL INC.

EMPLOYEE STOCK PURCHASE PLAN

(Effective             , 2011)

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company, its Designated Subsidiaries, and Designated Affiliates with an opportunity to purchase Shares. This Plan includes two components: a Code Section 423 Component (the “423 Component”) for U.S.-based employees and a non-Code Section 423 Component (the “Non-423 Component”) for employees based outside the U.S. The Plan’s terms are defined in Section 2 below.

(a) The 423 Component of the Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the 423 Component will be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

(b) Purchase rights under the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans set forth by the Company so as to achieve such tax, legal, or other objectives for Eligible Employees and the Company as the Company deems appropriate. Except as otherwise provided in this Plan, the Non-423 Component will operate and be administered in the manner that is consistent with the 423 Component.

2. Definitions.

(a) “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, whether now or hereafter existing.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means:

(i)	a change in the ownership of the Company in accordance with Treasury Regulation Section 1.409A-3(i)(5)(v); or

(ii)	a change in effective control of the Company in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vi); or

(iii)	a change in the ownership of a substantial portion of the Company’s assets in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vii).

(d) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e) “Committee” means the Compensation Nominating and Governance Committee of the Board.

(f) “Company” means Ally Financial Inc., a Delaware corporation.

(g) “Compensation” means base pay, whether paid in cash, salary stock, or deferred cash, including regular base salary, overtime pay, regularly paid wage premiums (such as evening or shift premiums), and commissions, but excluding income from stock options or equity

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compensation awards, bonuses, and other compensation that is not part of base pay, unless otherwise determined by the Committee. For Participants outside the U.S., Compensation also includes 13th/14th month payments or similar concepts under applicable local law and such other wage components as determined by the Committee. The Committee may not delegate its responsibility regarding the meaning of “Compensation”.

(h) “Designated Affiliate” means any Affiliate selected by the Committee as eligible to participate in the Non-423 Component. The Committee may not delegate this responsibility.

(i) “Designated Subsidiary” means any Subsidiary selected by the Committee as eligible to participate in the 423 Component. The Committee may not delegate this responsibility.

(j) “Director” means a member of the Board.

(k) “Effective Date” means the date the Plan becomes effective in accordance with Section 24.

(l) “Eligible Employee” means any individual who is treated as an active employee in the records of the Company, any Designated Subsidiary, or any Designated Affiliate, as applicable, in each case regardless of any subsequent reclassification by the Company, any Designated Subsidiary, any Designated Affiliate, any governmental agency, or any court; provided, however, in all cases, only after the first month following the completion of at least 30 days of service as an active employee of the Company, Designated Subsidiary, or Designated Affiliate.

(i)	The Company may, prior to a particular Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if such individual customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as the Company may determine); provided, however that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Eligible Employees for that Offering.

(ii)	For purposes of the 423 Component, the employment relationship will be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company or the Designated Subsidiary which provides for a right of reemployment following the leave of absence.

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(iii)	The employment relationship will be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Subsidiaries, or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Purchase Date may participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.

(iv)	The Company may establish rules to govern other transfers into the 423 Component, and between any separate Offerings consistent with the applicable requirements of Section 423 of the Code.

(m) “Fair Market Value” means, with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NYSE composite tape for such date or (B) if the Shares are no longer listed on the NYSE but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Company upon the reasonable application of a reasonable valuation method.

(n) “NYSE” means the New York Stock Exchange or any successor thereto.

(o) “Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(q). For purposes of this Plan, the Company may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees, or subsets thereof, will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(p) “Offering Date” means the first Trading Day of each Offering Period.

(q) “Offering Period” means for any period following the Initial Offering Period as defined in Section 4, a period of six months during which a purchase right granted pursuant to the Plan may be offered, or such different period for the offer of the purchase right as may be established by the Committee. In no event may an Offering Period exceed 27 months. The duration and timing of Offering Periods may be changed pursuant to Section 4.

(r) “Parent” means a “parent corporation” of the Company whether now or in the future as defined in Section 424(e) of the Code.

(s) “Participant” means any Eligible Employee who participates in the Plan as described in Section 5.

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(t) “Participation Election” means any written agreement(s), form(s), contract(s), or other instrument(s) or document(s) (in each case in paper or electronic form) established by and satisfactory to the Company evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not necessarily, require execution by a Participant.

(u) “Plan” means the Ally Financial Inc. Employee Stock Purchase Plan, including both the 423 Component and Non-423 Component.

(v) “Purchase Date” means the last Trading Day of each Offering Period.

(w) “Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on any Purchase Date. Such Purchase Price will be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date for the relevant Offering Period. Such Purchase Price may be established by the Committee by any manner or method the Committee determines and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), or (ii) with respect to the Non-423 Component, such manner or method as determined by the Committee to comply with applicable local law.

(x) “Share” means a share of common stock of the Company or such other security of the Company (i) into which such share will be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Company.

(y) “Subsidiary” means a “subsidiary corporation” of the Company whether now or in the future existing, as defined in Section 424(f) of the Code.

(z) “Trading Day” means a day on which the NYSE or, if the Shares are no longer listed on the NYSE, but are listed on any other national stock exchange or national market system, a day on which such other national stock exchange or national market system on which the Shares are listed is open for trading.

3. Eligibility. Any Eligible Employee on a given Offering Date is eligible to participate in the Plan; provided, however, that employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if participation is prohibited under applicable local law or if complying with applicable local laws would cause the Plan or an Offering to violate Section 423 of the Code. Further, notwithstanding any provisions of the Plan to the contrary, no Eligible Employee may be granted a purchase right under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding purchase rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the

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Company and its subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such purchase right is granted) for each calendar year in which such purchase right is both outstanding and exercisable.

4. Offering Periods. The Initial Offering Period under the Plan will commence as soon as practicable after the consummation of the Company’s initial public offering. Subsequently, the Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing approximately every six months, as determined by the Committee. Within the limitations set forth in Section 2(q), the Committee will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided however, that the Initial Offering Period may not expire less than six months after the consummation of the Company’s initial public offering. The Committee may not delegate this responsibility.

5. Participation. An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Participation Election.

6. Payroll Deductions or Contributions.

(a) At the time a Participant completes any Participation Election, he or she may elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation that he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on a Purchase Date, a Participant will have the payroll deductions made on such day applied to his or her account under the new Offering Period, unless otherwise provided by the Company and subject to withdrawal by the Participant as provided in Section 10. The Company may permit Eligible Employees participating in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means to comply with non-U.S. requirements; provided, however, that such contributions do not exceed 10% of the Compensation received each pay day, during the Offering Period. If elected by the Participant, enrollment in the Plan remains in effect for successive Offering Periods unless terminated as provided in Section 10.

(b) Payroll deductions or contributions, as applicable, for a Participant will commence on the first day of the full pay period on or following the Offering Date and end on the last pay day as determined by the Company in the Offering Period to which such authorization is applicable (subject to subsection 6(a)), unless sooner terminated by the Participant as provided in Section 10.

(c) Any payroll deductions or contributions made by a Participant will be in whole percentages only.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Company. However, except to the extent necessary to comply with

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Section 423(b)(8) of the Code as described in Section 3, a Participant’s payroll deductions or contributions may not be increased or decreased during an Offering Period.

(e) At the time that Shares are purchased under the Plan, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s, its Subsidiary’s, or its Affiliate’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including any liability of the Participant to pay an employer tax or social insurance contribution obligation which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company, Subsidiary, or Affiliate, as applicable, may, but is not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company, Subsidiary, or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company, its Subsidiary, or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee. In addition, the Company, its Subsidiary, or Affiliate, as applicable, may withhold from the proceeds of the sale of Shares (i) a sufficient whole number of Shares otherwise issuable following purchase having an aggregate fair market value to pay applicable withholding obligations or (ii) by any other means set forth in the applicable Participation Election. Where necessary to avoid negative accounting treatment, the Company, its Subsidiary, or Affiliate will withhold taxes at the applicable statutory minimum withholding rates.

7. Grant of Purchase Right. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted a right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee’s payroll deductions or contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 100,000 Shares subject to adjustment pursuant to Section 15, and provided further that such purchase is subject to the limitations set forth in Sections 3 and 14. The Committee may, for future Offering Periods, increase or decrease the maximum number of Shares that an Eligible Employee may purchase during each Offering Period. The Committee may not delegate this responsibility. The purchase of Shares pursuant to the purchase right will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. Each purchase right expires on the last day of the Offering Period.

8. Purchase of Shares.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, on the Purchase Date, the maximum number of Shares as may be purchased with the accumulated payroll deductions or contributions in the Participant’s account will be purchased for such Participant at the applicable Purchase Price, subject to the limitations in Section 7 and Section 8(b). Fractional shares may not be purchased and in such event, any payroll deductions or contributions accumulated in a Participant’s account which are not sufficient to purchase a full Share will, at the discretion of the Company, be returned to the Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. During a

EMPLOYEE STOCK PURCHASE PLAN

Participant’s lifetime, Shares may be purchased pursuant to the Participant’s purchase right only by the Participant.

(b) No Participant in the 423 Component of the Plan is permitted to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 in Fair Market Value (determined at time the purchase right is granted) for each calendar year in which any stock purchase right is both outstanding and exercisable.

(c) If the Company determines that, on a given Purchase Date, the number of Shares with respect to which purchase rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Company may make a pro-rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as practicable to be equitable among all Participants exercising purchase rights on such Purchase Date. The Company may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. By enrolling in the Plan, each Participant is deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company will arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her purchase right to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Company or required by any applicable law, rule or regulation, the Company will not deliver to any Participant certificates evidencing Shares issued in connection with any purchase under the Plan, and instead such Shares will be recorded in the books of the brokerage firm selected by the Company, its transfer agent, or such other outside entity which is not a brokerage firm.

10. Withdrawal.

(a) A Participant may decide not to purchase Shares on a given Purchase Date and opt to withdraw all, but not less than all, the payroll deductions or contributions credited to his or her account and not yet used to purchase Shares under the Plan by giving notice in a form or manner and time prescribed by the Company prior to each Purchase Date. All of the Participant’s payroll deductions or contributions credited to his or her account will (i) be retained in Participant’s account and used to purchase Shares at the next Purchase Date or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s purchase right for the Offering Period will be terminated automatically, and no further payroll deductions or contributions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions or contributions will not resume at the beginning of the succeeding Offering Period unless he or she completes the process to re-enroll in the Plan.

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(b) A Participant’s withdrawal from an Offering Period will have no effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering Period from which he or she has withdrawn.

11. No Right to Employment. Participation in the Plan may not be construed as giving a Participant the right to be retained as an employee of the Company, Subsidiary, or Affiliate, as applicable.

12. Termination of Employment. Unless otherwise determined by the Company, upon a Participant’s employment termination for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions or contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan will be returned to such Participant or, in the case of his or her death, to the person(s) entitled under Section 17, and such Participant’s purchase right will be terminated automatically.

13. Interest. No interest will accrue on the contributions of a Participant in the Plan, except as may be required by applicable law or as determined by the Company. If interest is required to accrue by the laws of a particular jurisdiction, such interest will apply to all Participants in the relevant Offering except to the extent exclusion is permitted by U.S. Treasury Regulation Section 1.423-2(f).

14. Shares Available for Purchase under the Plan.

(a) Basic Limitation. Subject to adjustment pursuant to Section 15, the aggregate number of Shares authorized for sale under the Plan is             . For avoidance of doubt, the limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component.

(b) Rights as an Unsecured Creditor. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly-authorized transfer agent of or broker selected by the Company), a Participant will only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such Shares.

(c) Sources of Shares Deliverable at Purchase. Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

15. Adjustments for Changes in Capitalization and Similar Events.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of Shares that may be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during the Offering Period (pursuant to Section 7) or over a calendar year under the $25,000 limitation (pursuant to Section 8(b)), and the per Share price used to determine the Purchase Price will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any nonreciprocal transaction between the Company and its stockholders, (such as a stock dividend, stock split, spin-

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off, rights offering or recapitalization through a large, nonrecurring cash dividend), that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding purchase rights. Such adjustment will be made by the Committee, whose determination in that respect is final, binding and conclusive. The Committee may not delegate its authority to make adjustments pursuant to this paragraph. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class will affect, and no adjustment by reason thereof may be made with respect to, the number or price of Shares subject to a purchase right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Purchase Date (the “New Purchase Date”), and terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Company. The New Purchase Date will occur before the date of the Company’s proposed dissolution or liquidation. The Company will notify each Participant in writing, at least ten (10) U.S. business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change in Control. In the event of a Change in Control, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed merger or Change in Control. The Company will notify each Participant in writing, at least ten (10) U.S. business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10. The Committee may provide for an alternative process in regard to any Offering Period in progress at the time of the Change in Control that provides Participants with the economic equivalent (as determined by the Committee in its sole discretion) of the benefits contemplated in this Section 15(c).

16. Administration.

(a) Authority of the Committee. Subject to the terms of the Plan and applicable law, the Committee has the discretionary authority on behalf of the Company to:

(i)	interpret, construe, apply, and make final determinations (include fact finding) regarding the Plan;

(ii)	resolve any and all disputes and questions that may arise under the Plan;

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(iii)	adopt rules of procedure, administrative guidelines, and take such other actions as may be necessary to implement and consistent with the terms of the Plan;

(iv)	construe, interpret, reconcile any inconsistency in, correct any default in, and supply any omission in the Plan;

(v)	apply the terms of the Plan and any Participation Election or other instrument or agreement relating to the Plan;

(vi)	determine eligibility under the Plan, including whether Eligible Employees may participate in the 423 Component or the Non-423 Component and which entities will be Designated Subsidiaries or Designated Affiliates;

(vii)	determine the terms and conditions of any purchase right to purchase Shares under the Plan;

(viii)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan;

(ix)	amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Committee’s discretion, it determines that:

(A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted; or

(B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated; and

(vi)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Delegation. Except as otherwise provided in the Plan, the Committee may delegate such of its administrative responsibilities as it deems appropriate provided such delegation is in writing.

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(i)	As of the Effective Date, by this Plan document, the Committee delegates to the Company’s Chief Human Resources Officer & Group Vice President, the Senior Vice President, Total Rewards, and such of their direct reports as either deems appropriate, the authority to administer the Plan consistent with its terms, subject to any limitations set forth in the Plan, and subject to further review as the Committee deems appropriate.

(ii)	Persons to whom the Committee delegates its authority have, subject to the Committee’s reviewing authority, the same authority as the Committee with regard to Plan administration.

(iii)	Written sub-delegations are permitted.

(c) Non-423 Component. Notwithstanding any provision to the contrary in this Plan, the Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the U.S. Without limiting the generality of the foregoing, the Company specifically is authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Share issuances, which may vary according to local requirements.

(d) Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any purchase right to purchase Shares granted under the Plan made by the Committee or its delegate will be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Designated Affiliate, Participant, Eligible Employee, or any beneficiary of such person, as applicable.

(e) Indemnification. To the extent allowable pursuant to applicable law, the Board, each Director, the Committee, the Company’s Chief Human Resources Officer & Group Vice President, the Vice President, Total Rewards, and such of their direct reports to whom authority has been delegated under this Plan (each such person, a “Covered Person”) will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which

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he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17. Death. Unless otherwise provided in an enrollment form or procedures established by the Company from time to time, in the event of the Participant’s death, any accumulated payroll deductions and other contributions not used to purchase Shares will be paid to and any Shares credited to his or her brokerage or Plan share account will be transferred to Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death.

18. Transferability. Payroll deductions, contributions credited to a Participant’s account, and any other rights with regard to the purchase of Shares pursuant to a purchase right or to receive Shares under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17). Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

19. Use of Funds. All payroll deductions or contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions or contributions except as may be required by applicable local law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until Shares are issued, Participants will only have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Company.

20. Amendment and Termination.

(a) Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Board without the approval of the shareholders of the Company. This termination authority may not be further delegated. Except as provided in Section 15, no amendment may make any change in any purchase right previously granted which adversely affects the rights of any Participant or any beneficiary, as applicable, without the consent of the affected Participant or beneficiary. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain shareholder approval of any amendment in such a manner and to such a degree as required.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or

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mistakes in the Company’s processing of any properly completed Participation Election(s), establish reasonable waiting and adjustment periods, accounting, or crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines. The powers referred to in this Section 20(b) may not be delegated.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares may not be issued with respect to a purchase right unless the purchase of Shares pursuant to such purchase right and the issuance and delivery of such Shares comply with applicable law. This may include, without limitation, U.S. and non-U.S. laws, state and local laws, the rules and regulations promulgated under U.S. securities laws, and the requirements of any stock exchange upon which the Shares may then be listed. Share issuance is subject to the approval of counsel for the Company with respect to such compliance. Any payroll deductions or contributions will be promptly refunded to the relevant Participant or beneficiary, as applicable.

(b) As a condition to the purchase of Shares pursuant to a purchase right, the Company may require the person on whose behalf Shares are purchased to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.

23. Share Issuance. All Shares delivered under the Plan pursuant to the exercise of a purchase right to purchase Shares are subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.

24. Term of Plan. The Plan is effective upon the latter of its adoption by the Board or its approval by the stockholders of the Company. Unless sooner terminated by the Board in accordance with Section 20, the Plan will terminate on the date on which all purchase rights are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) or Change in Control pursuant to Section 15(c). No further purchase rights will be granted or Shares purchased, and no further payroll deductions or contributions will be collected under the Plan following such termination.

25. Stockholder Approval. The Plan will be subject to the approval by stockholders of the Company within twelve (12) months prior to or after the Effective Date. Such shareholder approval will be obtained in the manner and to the degree required under applicable law.

EMPLOYEE STOCK PURCHASE PLAN

26. Code Section 409A; Tax Qualification.

(a) Purchase rights granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 26(b), purchase rights granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such purchase rights to satisfy the requirements of the short-term deferral exception available under Section 409A, including the requirement that the Shares subject to a purchase right be delivered within the short-term deferral period. Subject to Section 26(b), in the case of a Participant who would otherwise be subject to Section 409A, to the extent the Company determines that a purchase right or the exercise, payment, settlement or deferral thereof is subject to Section 409A, the purchase right will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with Section 409A is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b) Although the Company may endeavor to (i) qualify a purchase right for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company is not constrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

27. Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision is omitted.

28. Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan will be construed in accordance with the laws of the State of Michigan, without giving effect to Michigan’s conflict of laws principles.

29. TARP Compliance. The Plan is intended to comply fully with the Emergency Economic Stabilization Act of 2008 (“EESA”), the American Recovery and Reinvestment Act of 2009 (“ARRA”), the rules and regulations of the Troubled Asset Relief Program, and any other federal law or regulation that may govern executive compensation to the extent that, and for as long as, such statutes, rules, and regulations are applicable to the Company. The Company may unilaterally take whatever actions, or refrain from taking any action, that it considers in its sole discretion is necessary to comply with these requirements.

EMPLOYEE STOCK PURCHASE PLAN

30. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings may not be deemed in any way material or relevant to the construction or interpretation of the Plan.